                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                                         Three Months Ended                  Six Months Ended
                                                                              June 30,                            June 30,
                                                                     ----------------------------       ----------------------------
BASIC                                                                   2001              2000              2001             2000
                                                                        ----              ----              ----             ----
   Earnings
     Net earnings                                                    $    90,774       $  599,308       $   294,744       $1,016,069
                                                                     ===========       ==========       ===========       ==========

   Shares
     Weighted average number of common
       shares outstanding                                             10,210,857        9,698,837        10,210,427        9,693,849
                                                                     ===========       ==========       ===========       ==========

   Basic earnings per common share                                   $       .01       $      .06       $       .03       $      .10
                                                                     ===========       ==========       ===========       ==========



DILUTED
   Earnings
     Net earnings                                                    $    90,774       $  599,308       $   294,744       $1,016,069
                                                                     ===========       ==========       ===========       ==========

   Shares
     Weighted average number of common
       shares outstanding                                             10,210,857        9,698,837        10,210,427        9,693,849
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                         126,935          177,030           116,654          221,604
                                                                     -----------       ----------       -----------       ----------

     Weighted average number of common and
       common equivalent shares outstanding                           10,337,792        9,875,867        10,327,081        9,915,453
                                                                     ===========       ==========       ===========       ==========

   Diluted earnings per common share                                 $       .01       $      .06       $       .03       $      .10
                                                                     ===========       ==========       ===========       ==========
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